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                720 OLIVE STREET SUITE 2400 ST. LOUIS, MO 63101
                    TEL: (314) 345-6000 FAX: (314) 345-6060
                           WEBSITE: www.bspmlaw.com
CRAIG A. ADOOR                                        FAX: (314) 345-6507
DIRECT: (314) 345-6407                                E-MAIL: cadoor@bspmlaw.com


                               February 9, 2000


Advanced Communications Group, Inc.
390 South Woods Mill Road, Suite 260
St. Louis, Missouri 63017

         RE:  Registration Statement on Form S-1

Ladies and Gentlemen:

    We have acted as counsel to Advanced Communications Group, Inc. (the "COMPANY") in connection with the Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") filed by the Company under the Securities Act of 1933, as amended (the "ACT"), relating to the resale by the selling stockholders identified therein of 23,851,281 shares of the Company's common stock, $.0001 par value per share (the "SHARES").

    Of the Shares: (A) up to 15,000,000 shares are to be sold by the former stockholders of YPtel Corporation ("YPTEL") who will have originally acquired these shares from the Company in connection with the acquisition of YPtel by the Company; (B) up to 3,090,909 shares are to be sold by the former stockholders of Web YP ("WEB YP") who will have originally acquired these shares from the Company in connection with the acquisition of Web YP by the Company; (C) up to 1,454,545 shares are to be sold by the former stockholders of Big Stuff, Inc. ("BIG STUFF") who will have originally acquired theses shares from the Company in connection with the acquisition of Big Stuff by the Company; (D) up to 1,090,909 shares are to be sold by Richard A. O'Neal ("O'NEAL") and Richard L. Reid ("REID") who will have originally acquired these shares from the Company upon conversion of loans (the "CONVERTIBLE NOTES") made to Web YP and/or Big Stuff prior to the closing of the acquisitions of Web YP and Big Stuff by the Company; (E) up to 2,863,637 shares are to be sold by the former stockholders of Great Western Directories, Inc., a subsidiary of the Company, who will have originally acquired these shares from the Company in consideration for the redemption of promissory notes on which the Company is the borrower (the "GREAT WESTERN NOTES"); (F) up to 261,281 shares are to be sold by officers, directors and certain employees of YPtel who will have originally acquired these shares upon the exercise of options and warrants to purchase common stock of the Company to be granted to them in replacement of options and warrants to purchase common stock of YPtel; and (G) 90,000 shares are to be sold by two current non-employee directors of the Company and one former non-employee director of the Company who will have originally acquired these shares upon the


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February 9, 2000
Page 2

exercise of warrants to be granted to them in consideration of their negotiation of the acquisitions of YPtel, Web YP and Big Stuff by the Company.

    The Shares are to be issued to the selling stockholders in connection with the transactions contemplated by: (i) the Amended and Restated Agreement dated as of October 26, 1999 by and among the Company, YPtel, the stockholders of YPtel listed on EXHIBIT A attached thereto, Edward Truant, Douglas G. McIntyre, Jeffrey L. Rosenthal, Stephen D. Lister, The J.L.R. Family Trust and The Paisley Family Trust, Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust, Publisher Trust and Imperial Capital (the "AMENDED AND RESTATED YPTEL AGREEMENT"); (ii) the Amended and Restated Acquisition Agreement dated as of October 26, 1999 by and among the Company, Web YP, ACG Acquisition VI Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, O'Neal and Reid (the "AMENDED AND RESTATED WEB YP AGREEMENT"); (iii) the Amended and Restated Acquisition Agreement dated as of October 26, 1999 by and among the Company, Big Stuff, ACG Acquisition VII Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, O'Neal and Reid (the "AMENDED AND RESTATED BIG STUFF AGREEMENT"); (iv) the Note Redemption Agreement entered into by and between the Company and O'Neal dated June 3, 1999 (the "O'NEAL REDEMPTION AGREEMENT"); (v) the Note Redemption Agreement entered into by and between the Company and Larry Baldwin dated June 3, 1999 (the "L. BALDWIN REDEMPTION AGREEMENT"); (vi) the Note Redemption Agreement entered into by and between the Company and Ron Baldwin dated June 3, 1999 (the "R. BALDWIN REDEMPTION AGREEMENT"); (vii) the Note Redemption Agreement entered into by and between the Company and Steve Sparks dated June 3, 1999 (the "SPARKS REDEMPTION AGREEMENT"); (viii) the Note Redemption Agreement entered into by and between the Company and Ronnie Emmanuel dated June 3, 1999 (the "EMMANUEL REDEMPTION AGREEMENT"), (ix) the Series N Warrant to be issued by the Company to Robert F. Benton (Warrant No. N-1 (the "BENTON WARRANT")); (x) the Series N Warrant to be issued by the Company to Rod Cutsinger (Warrant No. N-2 (the "CUTSINGER WARRANT")); (xi) the Series N Warrant to be issued by the Company to Marvin C. Moses (Warrant No. N-3 (the "MOSES WARRANT")); (xii) the Series P Warrant to be issued by the Company to Wilmot Matthews (Warrant No. P-1 (the "MATTHEWS WARRANT")); (xiii) the Series P Warrant to be issued by the Company to Nicholas J. Ross (Warrant No. P-2 (the "ROSS WARRANT")); (xiv) the Series P Warrant to be issued by the Company to George Anderson (Warrant No. P-3 (the "ANDERSON WARRANT")); (xv) the Series P Warrant to be issued by the Company to Maxwell Gotlieb (Warrant No. P-4 (the "GOTLIEB WARRANT")); (xvi) the Series P Warrant to be issued by the Company to Robert Flynn (Warrant No. P-5 (the "FLYNN WARRANT")); (xvii) the Nonqualified Stock Option Agreement to be entered into by and among the Company and Douglas McIntyre (the "MCINTYRE OPTION AGREEMENT"); (xviii) the Nonqualified Stock Option Agreement to be entered into by and among the Company and John Woodall (the "WOODALL OPTION AGREEMENT"); (xix) the Nonqualified Stock Option Agreement to be entered into by and among the Company and Jay Cramer (the "CRAMER OPTION AGREEMENT"); (xx) the Nonqualified Stock Option Agreement to be entered into by and among the Company and Wes Rice (the "RICE OPTION AGREEMENT"); and (xxi) the Nonqualified Stock Option Agreement to be entered into by and among the Company and Don Russell (the "RUSSELL OPTION AGREEMENT").


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February 9, 2000
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    The O'Neal Redemption Agreement, the L. Baldwin Redemption Agreement, the
R. Baldwin Redemption Agreement, the Sparks Redemption Agreement and the Emmanuel Redemption Agreement are referred to collectively hereinafter as the "REDEMPTION AGREEMENTS." The Benton Warrant, the Cutsinger Warrant and the Moses Warrant are referred to collectively hereinafter as the "SERIES N WARRANTS." The Matthews Warrant, the Ross Warrant, the Anderson Warrant, the Gotlieb Warrant and the Flynn Warrant are referred to collectively hereinafter as the "SERIES P WARRANTS." The options evidenced by the McIntyre Option Agreement, the Woodall Option Agreement, the Cramer Option Agreement, the Rice Option Agreement and the Russell Option Agreement are referred to collectively hereinafter as the "EMPLOYEE OPTIONS."

    As counsel, we have reviewed: (i) the Amended and Restated YPtel Agreement; (ii) the Amended and Restated Web YP Agreement; (iii) the Amended and Restated Big Stuff Agreement; (iv) an unexecuted draft of the Exchange and Voting Trust Agreement to be entered into by and among the Company, ACG Holding Company, ACG Exchange Company, certain holders of YPtel Corporation shares as listed on Schedule A thereto, the J.L.R. Family Trust, the Paisley Family Trust and Montreal Bank and Trust Company of Canada, as Trustee (the "EXCHANGE AND VOTING TRUST AGREEMENT"); (v) the Redemption Agreements; (vi) unexecuted drafts of the Series N Warrants; (vii) unexecuted drafts of the Series P Warrants; (viii) unexecuted drafts of the Employee Options; (ix) the Restated Certificate of Incorporation, as amended, of the Company, certified by the Secretary of State of Delaware (the "DELAWARE SECRETARY") on October ___, as further certified by the Secretary of the Company (the "RESTATED CERTIFICATE"); (x) the Bylaws, as amended, of the Company certified by the Secretary of the Company; and (xi) a copy of the unanimous written consent resolutions of the Board of Directors of the Company dated as of December 8, 1999 certified by the Secretary of the Company.

    Where questions of fact material to the opinions hereinafter expressed were not independently established, we have relied upon statements of officials of the Company. We have assumed (i) that the Exchange and Voting Trust Agreement and each of the documents representing the Series P Warrants and the Series N Warrants and the Employee Options to be executed at the closing of the acquisitions of YPtel, Web YP and Big Stuff will substantially conform to the unexecuted drafts submitted to us, and (ii) the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with the originals of all items submitted to us as copies.

    Based solely on the foregoing, we are of the opinion that the Shares have been duly authorized and, if the requisite stockholder approval for the issuance of the Shares is received and the Exchange and Voting Trust Agreement and each of the documents representing the Series P Warrants, the Series N Warrants and the Employee Options are fully and completely executed, then when issued thereafter pursuant to the terms of: (i) the Amended and Restated YPtel Agreement; (ii) the Amended and Restated Web YP Agreement;
(iii) the Amended and Restated Big Stuff Agreement; (iv) the Exchange and Voting Trust Agreement; (v) the


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February 9, 2000
Page 4

Redemption Agreements; (vi) the Series N Warrants; (vii) the Series P Warrants; and (viii) the Option Agreements, the Shares will be validly issued, fully paid and nonassessable.

    We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof.


                        BLACKWELL SANDERS PEPER MARTIN LLP


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